U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Suburban Plaza,
240 Route 10 West, Whippany, NJ		07981
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 887-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2012, Suburban Propane Partners, L.P. (the “Partnership”), and Suburban Propane, L.P. (the “Operating Partnership”, together with the Partnership, the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Merrill Lynch, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., J.P. Morgan and Raymond James, which acted as joint book-running managers and as the representatives of the several underwriters named therein, and Stifel Nicolaus Weisel, which acted as co-manager of the offering (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 6,300,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $37.61 per Common Unit. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 945,000 additional Common Units at the same public offering price.

The gross proceeds to the Company from the Offering are expected to be approximately $236.9 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by us, or gross proceeds of approximately $272.5 million if the Underwriters exercise in full their option to purchase additional common units pursuant to the terms of the Underwriting Agreement. The Offering is expected to close on or about August 14, 2012, subject to conditions set forth in the Underwriting Agreement. All of the Common Units in the Offering are to be sold by the Company.

The offer and sale of the Common Units is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-183124) filed with the SEC on August 7, 2012.

The Company intends to use the net proceeds from the Offering to repay borrowings under its First Amendment to its Amended and Restated Credit Agreement, dated August 1, 2012, which relates to a draw of $225 million on August 1, 2012 under its 364-day incremental term loan facility related to the Company’s acquisition of Inergy, L.P.’s retail propane operations on August 1, 2012, and for working capital and general partnership purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Underwriting Agreement contains customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and unitholders with information regarding its terms. The Underwriting Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the such agreement.

The legal opinion of Proskauer Rose LLP relating to the Common Units being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion of Proskauer Rose LLP relating to tax matters in the Offering is filed as Exhibit 8.1 to this Current Report on Form 8-K.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On August 7, 2012, the Company issued a press release announcing the Offering. On August 8, 2012, the Company issued a press release announcing pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of August 8, 2012, among Suburban Propane Partners, L.P. and the underwriters party thereto.

5.1	Opinion of Proskauer Rose LLP

8.1	Opinion of Proskauer Rose LLP relating to tax matters

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Proskauer Rose LLP (included as Exhibit 8.1 hereto)

99.1	Press Release issued by Suburban Propane Partners, L.P. related to the announcement of the offering on August 7, 2012

99.2	Press Release issued by Suburban Propane Partners, L.P. related to pricing of the offering on August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012

SUBURBAN PROPANE PARTNERS, L.P.

/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 8, 2012, among Suburban Propane Partners, L.P. and the underwriters party thereto.

5.1	Opinion of Proskauer Rose LLP

8.1	Opinion of Proskauer Rose LLP relating to tax matters

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Proskauer Rose LLP (included as Exhibit 8.1 hereto)

99.1	Press Release issued by Suburban Propane Partners, L.P. related to the announcement of the offering on August 7, 2012

99.2	Press Release issued by Suburban Propane Partners, L.P. related to pricing of the offering on August 8, 2012

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